Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

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ONLINE VACATION CENTER HOLDINGS CORP.
(Name of Registrant as Specified in Its Charter)

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ONLINE VACATION CENTER HOLDINGS CORP.
1801 NW 66th Avenue
Plantation, FL  33313

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2010

To our Shareholders:

The Annual Meeting of Shareholders (the "Annual Meeting") of Online Vacation Center Holdings Corp. and its subsidiaries (the "Company") will be held on May 12, 2010, at 8:00 a.m. at the Company’s executive offices located at 1801 NW 66th Avenue, Suite 102, Plantation, Florida 33313, for the following purposes:

1.	To elect four directors to serve until the Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as the Company's independent public accountants for the fiscal year ended December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting.

All shareholders of record at the close of business on March 30, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.  This proxy statement and the accompanying proxy card are first being mailed to our shareholders on or about April 9, 2010.

Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.  If you attend the Annual Meeting, you may vote in person if you wish, even if you previously return your proxy card.

  By Order of the Board of Directors

                     /s/ Edward B. Rudner
Dated: April 2, 2010                                  Edward B. Rudner, Chairman of the
Plantation, Florida                                     Board of Directors

ONLINE VACATION CENTER HOLDINGS CORP.
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
to be held on May 12, 2010

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Online Vacation Center Holdings Corp. of proxies to be voted at our 2010 Annual Meeting of Shareholders and at any and all postponement or adjournment thereof.  Our Annual Meeting will be held on May 12, 2010, at 8:00 a.m. at our executive offices, located at 1801 NW 66th Avenue, Ste. 102, Plantation, Florida 33313.  The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is April 9, 2010.  In this proxy statement, Online Vacation Center Holdings Corp. and its subsidiaries are referred to as the "Company," "we," "our" or "us."

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on March 30, 2010, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 14,890,178 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of our common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Under applicable rules governing brokers who represent shares held in street name, brokers have the authority to vote those shares on routine matters, but not on non-routine matters.  Routine matters include ratification of our independent public accountants (Proposal Two) but not the election of directors (Proposal One).  Accordingly, broker non-votes will not affect Proposal One.  Abstentions will have the same effect as a vote against a proposal.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 - the election of each of the nominees to the Board named herein, “FOR” Proposal 2 - the ratification of Jewett, Schwartz, Wolfe & Associates as the Company's independent public accountants.  If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Securities Transfer Corporation, our transfer agent, a proxy card for voting those shares will be included with this proxy statement. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this proxy statement to instruct it how to vote your shares.

All votes will be tabulated by an Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, located at 1801 NW 66th Avenue, Plantation, Florida 33313 for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own common stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to Mary Lou Ruderman, the Corporate Secretary of the Company, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held On May 12, 2010

The Proxy Statement for our Annual Meeting of Shareholders to be held on May 12, 2010 and our Annual Report on Form 10-K for the year ended December 31, 2009 ("fiscal 2009") is available at http://ir.onlinevacationcenter.com.

BENEFICIAL SECURITY OWNERSHIP

The following  table set forth  certain  information  regarding  the  beneficial ownership of our common stock as of March 31, 2010 by (i) each of our directors, (ii) each of our nominated directors, (iii) each Named Executive Officer (as defined on page 9), (iv) all of our directors, nominated directors and Named Executive Officers as a group, and (v) each person known by us to be the beneficial owner of more than five percent (5%) of the shares  outstanding  of our common  stock. Unless otherwise noted, each shareholder has sole voting and investment power with respect to the indicated shares and the address for each shareholder is 1801 NW 66th Avenue, Plantation, Florida 33313.

Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percent of Shares (1)
Edward B. Rudner	10,496,000	(1)	67.3%
Richard A. McKinnon	600,000	(2)	3.9%
David Nankin- Nominee	34,900		0.2%
Daniel J. Rudner- Nominee	420,000	(3)	2.8%
All current and nominated executive officers and directors as a group (4 persons)	11,550,900	(4)	71.3%

5% or greater holders:
Reginald Flosse B.P. 21426 Papeete, Tahiti	2,665,520	(5)	17.9%
__________________
(1) Includes an aggregate of 1,680,000 shares held in trust for the benefit of Mr. Rudner's children and 1,680,000 shares held by Mr. Rudner's wife.  Also includes 700,000 shares of common stock underlying options which are exercisable.

(2) Includes 600,000 shares of common stock underlying options which are exercisable.

(3) Represents shares held in trust for Mr. Daniel J. Rudner of which Mr. Edward B. Rudner is trustee.

(4) Includes 1,800,000 shares of common stock underlying options which are exercisable.

(5) The mailing address for Mr. Flosse is B.P. 21426, Papeete, Tahiti. Information was obtained from a Form 4 filed by Mr. Flosse with the Securities and Exchange Commission (“SEC”) on March 24, 2009.

EXECUTIVE OFFICER, DIRECTORS AND NOMINEES TO SERVE AS DIRECTORS

The following table sets forth certain information with respect to (i) our executives officers as of March 16, 2010, (ii) directors who are standing for re-election and (iii) persons nominated to serve as directors at our 2011 Annual Meetings.  Our directors are elected annually at the Annual Meeting of Shareholders and hold office until their death, resignation, retirement, removal, disqualification, or the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Name	Age	Position
Edward B. Rudner	59	Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors
Richard A. McKinnon	70	Director
David Nankin	56	Director Nominee
Daniel J. Rudner	29	Director Nominee

Edward B. Rudner has served as our Chief Executive Officer, President, Chief Financial Officer and as a director since March 15, 2006 and was elected to serve as the Chairman of the Board of Directors effective as of August 1, 2008.  Mr. Rudner has served as an executive officer and director of Online Vacation Center Holdings, Inc. since its inception in October 2000. Prior to founding Online Vacation Center Holdings, Inc., Mr. Rudner served as Chief Financial Officer and then Chief Operating Officer of Alamo Rent A Car. During his tenure Alamo Rent A Car expanded from a Florida company with 400 cars to a national car rental company with over 50,000 cars.  In 1984, Mr. Rudner became President and Chief Executive Officer of Certified Tours, which grew from selling 10,000 vacation packages a year to over 250,000.  In 1989, Mr. Rudner became Chairman and Chief Executive Officer of Renaissance Cruises, which expanded ship assets from $60 million to over $1 billion and increased revenues from $20 million to over $300 million by 1999.  Mr. Rudner holds a BA in history, cum laude from the University of Massachusetts.

Richard Anthony (Tony) McKinnon has served as a director of the Company since March 15, 2006, the effective date of the Share Exchange Agreement.  He served as Chairman of the Company from March 15, 2006 through August 2008.  With a background at senior levels in marketing and executive management, Mr. McKinnon has accumulated over thirty years of experience in the travel industry. His experiences include executive responsibilities at American Airlines, Pan American World Airways, Delta Air Lines, Wyndham Resort Hotels, USAir, American Hawaii Cruises and The Delta Queen Steamboat Company. Most recently, McKinnon developed Vacation.com, which is currently a network of approximately 6,000 travel agencies across North America. With the sale of Vacation.com to Amadeus, a leading global distribution system and technology provider serving the marketing, sales and distribution needs of the world's travel and tourism industries, Mr. McKinnon served as CEO of Amadeus' North American Operations from 2000 through 2003. In 2004, he served as a senior adviser to the Seabury Group, a consulting firm. Since 2008, he has served as President of Management Recruiters International, a world wide executive search firm. He also currently serves as a director for Tauck, Inc.  Mr. McKinnon holds a BS from the United States Military Academy and a JD from Emory University School of Law.

David Nankin has been the Vice President - Private Client Group at Stifel, Nicolaus since 2007.  Mr. Nankin was Vice President at Ryan, Beck from 2005 until their acquisition by Stifel, Nicolaus in 2007.  He started his investment career with Mosely, Hallgarten, Estabrook, and Weeden in 1976.  Mr. Nankin holds a BBA degree in management from the University of Massachusetts.

Daniel J. Rudner held various positions in business development, air & sea, and e-commerce at Costa Cruise Lines from 2006 through 2010.  From 2004 through 2006, Mr. Rudner worked part-time in the accounting department of Online Vacation Center while he was a student at Florida Atlantic University.  Mr. Rudner holds a bachelors degree in small business management and entrepreneurship from Florida Atlantic University.  Mr. Rudner is the son of Mr. Edward B. Rudner, our Chairman of the Board of Directors, Chief Executive Officer and Principal Accounting Officer.

Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board Meetings and Committees

The Board of Directors oversees our business and affairs and monitors the performance of management.  In accordance with corporate governance principles, the Board does not involve itself in the Company's day to day operations.  The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings.  Our directors hold office until their successors have been elected and duly qualified; unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director.

The Board meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval.  It also holds special meetings whenever circumstances require and may act by unanimous written consent.  During fiscal 2009, there were four meetings of the Board.  All persons who were serving as directors during fiscal 2009 attended at least 75% of the aggregate of the meetings of the Board and committees of which they were members.  At December 31, 2009, the persons serving on our Board were Edward Rudner, Richard A. McKinnon, Brian Froelich and Frank Bracken.

Independence of the Board of Directors

Our Board of Directors has determined that upon election, Mr. McKinnon and Mr. Nankin will be independent directors as defined by the listing requirements ("Amex Rules") of the NYSE-Amex ("Amex").   In determining that Mr. Nankin is independent under the listing requirements of Amex, the Board of Directors considered, among other things that Mr. Nankin is an employee of Stifel Nicolaus, a brokerage firm which managed the Company's stock buy-back program.  The fees that the Company paid to Stifel Nicolaus were approximately $2,823 and $478 in 2009 and 2008.  Edward B. Rudner is not independent because of his employment as our Chief Executive Officer.  Daniel J. Rudner is not independent because he is the son of Edward B. Rudner, our Chief Executive Officer.

As of December 31, 2009, the Board determined that Mr. Froelich, Frank Bracken and Richard A. McKinnon were independent directors as defined by the Amex Rules.

Skills and Qualifications of the Directors

The Board believes that the qualifications of the directors and the nominees for the directors, as set forth in their biographies which are listed above and briefly summarized in this section, gives them the qualifications and skills to serve as directors of our Company.   Edward B. Rudner and Richard A. McKinnon have each served as executive officers of companies in the travel industry and Daniel J. Rudner also has experience in the travel industry.  Mr. Nankin has experience in investment advisory business.  Mr. McKinnon also has financial expertise and will serve as the financial expert on our Audit Committee.

The Board also believes that each of the directors or nominees to serve as a director has other key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.

Board Leadership Structure

Mr. Edward B. Rudner serves as our Chairman of the Board of Directors and Chief Executive Officer.  The Board believes this leadership structure is best for the Company at the current time because it provides the Company with a Chief Executive Officer and our Board with a Chairman who is the principal founder of our Company, and who has gained from a long history of service in executive and board positions, significant expertise with respect to the travel business, finance and accounting matters, acquisitions and other strategic matters. The Board also believes that the current leadership structure achieves independent oversight and management accountability through regular executive sessions of the independent directors that are mandated by our Corporate Governance Guidelines.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Company has a standing Audit Committee and Compensation Committee.

Audit Committee

Our Company has an Audit Committee comprised of Messrs. Froelich, chairman of the Committee and Bracken, both independent directors as determined by the Amex Rules.  These duties would be assumed by Messrs. McKinnon and Nankin upon election.  The responsibilities and duties of the Audit Committee, as stipulated in its charter, consist of but are not limited to: (1) overseeing the financial reporting process and reviewing and discussing the audited financial statements with management; (2) discussing with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; (3) engaging and ensuring independence of our outside audit firm and (4) reviewing the effectiveness of the Company's internal controls.  The Audit Committee met three times during fiscal 2009.

The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as such term is defined in the applicable regulations of the Securities and Exchange Commission (the “SEC”) and rules of the Amex relating to directors serving on audit committees. The Board of Directors determined that Mr. McKinnon has the attributes, education and experience of an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee has a written charter and current copy of such charter is available at the Company's website at www.onlinevacationcenter.com.

Compensation Committee

Our Company has a Compensation Committee comprised of Messrs. Froelich, chairman of the Committee and Bracken, both independent directors as such term is defined in the Amex Rules.  These duties would be assumed by Messrs. McKinnon and Nankin, both independent directors as such term is defined in the Amex Rules, upon election.  The responsibilities and duties of the Compensation Committee as stipulated in its charter, consist of but are not limited to: (1) approving salaries and incentive compensation of executive officers, as well as the compensation of our Board members; (2) reviewing compensation of certain other executive management employees and (3) administering the employee stock option and benefit plans.  In light of overall general economic conditions and the stagnating impact upon wages, the Compensation Committee did not meet during fiscal 2009.  The Compensation Committee has a written charter and current copy of such charter is available at the Company's website at www.onlinevacationcenter.com.

Nominating Committee

We have not established a formal nominating committee or adopted a written charter for this committee at the present time. Currently, our Chairman performs the functions served by a nominating committee. If a current member of the Board needs to be replaced, a vacancy on the Board needs to be filled, or the size of the Board needs to increase, the Chairman considers candidates from a variety of sources. The process followed by the Chairman to identify and evaluate candidates may include (a) meetings to evaluate biographical information and background material relating to candidates, (b) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by us in reports filed with the SEC, (c) conducting background investigations by qualified independent organizations experienced in conducing criminal and civil investigatory reviews, (d) interviews of selected candidates by the Chairman and (e) such other personal and financial reviews and analyses as the Chairman may deem appropriate in connection with the consideration of candidates.

Shareholder Nominations to the Board

We do not have a formal policy with regard to the consideration of director candidates recommended by our shareholders.  Shareholders that desire to recommend candidates for consideration by our Chairman of the Board of Directors should mail or deliver written recommendations to us as follows: Chairman of the Board of Directors, c/o Online Vacation Center Holdings Corp., 1801 NW 66th Avenue, Plantation, Florida 33313.  Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director.  Shareholders who wish to nominate a candidate for election to our Board of Directors, as opposed to recommending a potential nominee for consideration by the Chairman of the Board of Directors, are required to comply with the advance notice requirements required by applicable laws and regulations.

Diversity

The Chairman of the Board of Directors values the varied and professional backgrounds, perspective and experience as an important factor when identifying nominees for director.  The Chairman does not have a formal policy with regard to consideration of diversity in identifying director nominees.  The Chairman focuses on selecting the best candidates and endeavors to see that the Board’s membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, service or commercial enterprises.

Communications with the Board of Directors and Director Attendance at Annual Meetings

Shareholders may communicate with the Board of Directors by writing to the Chairman of the Board of the Company, in care of the Board of Directors (or at the shareholder's option, care of a specific director), at Online Vacation Center Holdings Corp., 1801 NW 66th Avenue, Plantation, Florida 33313.  We will ensure that all communications to the Board of Directors or any particular director (marked and addressed as set forth above) will be delivered to the Chairman of the Board of Directors or a specified director, as the case may be.

We do not have a formal policy regarding director attendance at our Annual Meeting of Shareholders.  Nevertheless, directors are encouraged to attend the Company's Annual Meeting of Shareholders each year. All of our directors attended last year’s Annual Meeting of Shareholders held on May 12, 2009 and all current nominees are expected to attend our Annual Meeting of Shareholders to be held on May 12, 2010.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that includes provisions ranging from conflicts of interest to compliance with all applicable laws and regulations.  All officers and directors are bound by this Code of Ethics and Business Conduct, violations of which may be reported to the Chairman of the Board of Directors.  A copy of our Code of Ethics and Business Conduct is posted on our website at www.onlinevacationcenter.com

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  These persons are required by SEC regulation to furnish the Company with copies of these reports they file.

To our knowledge, based on a review of the copies of reports furnished to us, Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis with the exception of Mr. McKinnon who filed one Form 4 late reporting one transaction.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by Edward B. Rudner, our CEO, President and CFO for the fiscal years ended December 31, 2009 and 2008, respectively.  We did not have any other executive officers who earned more than $100,000 during fiscal 2009.  We refer to Mr. Rudner as our Named Executive Officer in other parts of this Annual Report on Form 10-K.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards $	Option Awards $	All Other Compensation ($)	Total ($)
Edward B. Rudner, CEO, President And CFO	2009 2008	$355,403 $354,618	$ -- $ --	$ -- $ --	$ 134,409 (1) $ 96,793 (1)	$ 489,812 $ 451,411

(1) Represents directors fees earned in cash of $75,000 as Chairman of our Board of Directors, a country club allowance of $30,000, a car allowance of $18,000 and a life insurance benefit of $11,409 paid in 2009. Represents directors fees earned in cash of $37,500 as a director from January 1, 2008 to July 31, 2008 and as Chairman of our Board of Directors from August 1, 2008 to December 31, 2008, a country club allowance of $30,000, a car allowance of $18,000 and a life insurance benefit of $11,293 paid in 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information concerning unexercised options and stock that has not vested for each of our Named Executive Officers for the fiscal year ended December 31, 2009.  All options and stock awards were granted under our 2005 Plan.

	Option Awards				Stock wards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Edward B. Rudner	500,000 (2) 200,000 (4)	-- --	$1.27 $1.27	3-16-2011 3-16-2011	200 (3)	$180

(1) Value is based on the closing price of our common stock on December 31, 2009, which was $0.90 per share.

(2) These options were granted to Mr. Rudner in connection with his execution of an employment agreement with us on March 16, 2006.

(3) Mr. Rudner received a grant of 1,000 stock awards on March 16, 2006, which vested at the rate of 20% per year with vesting dates of 3/16/2006, 3/16/2007, 3/16/2008, 3/16/2009 and 3/16/2010.  As of December 31, 2009, 200 stock awards granted to Mr. Rudner had not vested.

(4) These options were granted to Mr. Rudner in his capacity as a director of the Company. These options vested on March 16, 2008.

EMPLOYMENT AGREEMENT

Edward B. Rudner

Effective as of March 16, 2006, we entered into an employment agreement with Edward B. Rudner to serve as our President and Chief Executive Officer which replaced the employment agreement which Mr. Rudner had with Online Vacation Center Holdings, Inc.  The employment agreement has no stated termination date and has a perpetual term of 3 years.  We will pay Mr. Rudner an initial annual base salary of $300,000, payable weekly for a term of 3 years.  The base salary is subject to annual automatic incremental increases of the greater of the percentage increase in the consumer price index or 6% of the previous year's base salary.  Mr. Rudner is also entitled to a performance-based bonus and to participate in all Company benefit programs.  He is entitled to five weeks paid vacation per  year, reimbursement of all reasonable out-of-pocket business expenses, a monthly automobile allowance of $1,500, automobile insurance coverage and reimbursement for memberships in social, charitable or religious organizations or clubs for up to $30,000 per year.

In addition, we issued Mr. Rudner incentive stock options to purchase 300,000 shares of common stock and nonqualified stock options to purchase 200,000 shares of common stock, which are exercisable at $1.27 per share.  All of the nonqualified stock options and incentive stock options to purchase 100,000 shares vested immediately.  Incentive stock options to purchase 100,000 shares of common stock vested on March 15, 2007 and the remaining 100,000 incentive stock options vested on March 15, 2008.  All of the options were issued under the 2005 Management and Director Equity Incentive and Compensation Plan.  Mr. Rudner also received options in connection with his service as a director of the Company.

In the event of Mr. Rudner's death or disability during the term of the agreement, Mr. Rudner or his beneficiaries are entitled to all compensation and benefits under his employment agreement for a period of one year following the date of his death or disability. In the event that Mr. Rudner is terminated "for cause", he will be entitled to receive his salary and earned but unpaid bonuses due up to the date of termination.  "Cause" is defined as committing or participating in an injurious act of fraud or embezzlement against the Company; engaging in a criminal enterprise involving moral turpitude; conviction of an act constituting a felony of a crime of violence, fraud or dishonesty; or any attempt by Mr. Rudner to assign the employment agreement.  In the event there is a "Change in Control" or "Attempted Change in Control," as such terms are defined in his employment agreement, Mr. Rudner shall have the right to terminate his employment upon thirty (30) days written notice given at any time within one year after the occurrence of such event.  A Change in Control is defined as any event set forth in Section 280G of the Internal Revenue Code or any event that would be required to be reported as a change in control in response to Item 1 of the SEC form for a current report on Form 8-K, in effect as of March 16, 2006 and an "Attempted Change of Control" shall be deemed to have occurred if any substantial attempt accompanied by significant work efforts and expenditures of money is made to accomplish a Change of Control.  In the event that Mr. Rudner is terminated for any other reason other than for cause, death or disability or if he terminates his employment because of a Change in Control or Attempted Change of Control, he will receive all compensation and benefits under his employment agreement for a period of three years following the date of termination or if he elects, a lump sum or partial payment of these amounts.  He shall also be entitled to receive a bonus equal to the amount received for the prior year or if no prior bonus was received, an amount equal to $150,000, as well as all earned but unpaid bonuses from previous years.  The employment agreement also includes a one-year covenant not to compete and a non-disclosure provision.

Deferred Compensation Plan

In August 2006, we established the Online Vacation Center Holdings Corp. Deferred Compensation Plan to satisfy our obligation to Mr. Rudner under the terms of his previous employment agreement for compensation and benefits in the amount of $579,990.  The plan provided for twenty-six payments in fiscal 2007 and was paid in full as of January 2008.

2005 Management and Director Equity Incentive and Compensation Plan

We have reserved an aggregate of 3,500,000 shares of common stock for issuance under our 2005 Management and Director Equity Compensation Plan (the “Plan” or the “2005 Plan”) as amended which provides for the grants of stock options, restricted stock, performance-based and other equity-based incentive awards to directors, officers and key employees.  Our Board of Directors (or at their discretion a committee of our board members) administers the Plan including, without limitation, the selection of recipients of awards under the Plan, the granting of stock options, restricted share or performance shares, the determination of the terms and conditions of any such awards, the interpretation of the Plan and any other action they deem appropriate in connection with the administration of the Plan.  As of December 31, 2009, we had granted 2,402,400 options and 49,800 stock awards under the Plan.

Compensation of Directors

We use a combination of cash and equity based compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill-level required by members of the Board.

We pay each director an annual retainer of $25,000.  Effective May 12, 2010, we will pay each director an annual retainer of $10,000.  We pay the Chairman of the Board of Directors an additional annual fee of $50,000 for his additional duties as the Chairman.  To ensure that directors have an ownership interest aligned with the Company's other shareholders, we may also grant options or stock awards to purchase shares of the Company's common stock to our directors from time to time.

The table below summarizes the total compensation paid by us to our directors for the fiscal year ended December 31, 2009.

Name	Fees Earned Paid in Cash	Total
Edward B. Rudner	$75,000	$75,000
Richard A. McKinnon	$25,000	$25,000
Brian P. Froelich	$25,000	$25,000
Frank Bracken	$25,000	$25,000

Change of Control

Management is not aware of an arrangement which may, at a subsequent date, result in a change of control of the Company.  As noted above, only Mr. Rudner’s employment agreement with the Company has provisions which address a change of control, as defined in his employment agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, there have not been nor is there currently proposed any transaction or series of similar transactions to which we were or will be a party: (i) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years; or (ii) in which any director, executive officer, or shareholder owning more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.

In 2009, the Company entered into agreements with Reginald Flosse, the Cataldo Family Trust, Pacific Tour Services ("PTS"), Richard A. McKinnon and the E B Rudner Trust to purchase 334,480 shares, 400,000 shares, 884,310 shares, 150,000 shares and 200,000 shares, respectively, of the Company’s common stock from such persons at a purchase price of $0.50 per share. The purchase price was paid from the Company's working capital. Reginald Flosse is an affiliate of the Company and holds more than 10% of the Company's issued and outstanding stock (“Company’s stock”). William Cataldo, a shareholder who at one time during 2009 beneficially owned more than 5% of the Company’s stock, has voting and dispositive power over the investments held by PTS and is a beneficiary of the Cataldo Family Trust, but does not exercise voting or dispositive power over any shares held by the Cataldo Family Trust.  Edward B. Rudner, the Company’s Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer, is trustee of the E B Rudner Trust.  Richard McKinnon is a member of the Board of Directors.  These repurchase transactions were not part of the Company’s previously announced repurchase program.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process.  The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm.  We have engaged Jewett, Schwartz, Wolfe & Associates (“JSWA”) as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States.  The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.
The Audit Committee has discussed with JSWA, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1, AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from JSWA required by applicable requirements of the PCAOB regarding JSWA's communications with the audit committee concerning independence, and has discussed with JSWA its independence;

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Audit Committee Report for the Year Ended December 31, 2009

Respectfully Submitted
March 24, 2010
/s/ Brian Froelich, Chairman
/s/ Frank Bracken

This section is not "Soliciting Material," is not deemed filed with the SEC and it not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSALS TO THE SHAREHOLDERS

PROPOSAL ONE:  ELECTION OF DIRECTORS

The four persons set below, each of whom is currently a director, are proposed to be re-elected as directors at the Annual Meeting. If elected, each of these directors will hold office until the next Annual Meeting of Shareholders in the year 2010 or until his or her successor is duly elected and qualified.

Richard A. McKinnon
Edward B. Rudner
David Nankin
Daniel J. Rudner

All of the nominees are currently serving as directors.  Each nominee has agreed to be named in this proxy statement and to serve as a director if elected.  For biographical information regarding the nominees, see "Executive Officer and Directors" on pages 4-5.  Management expects that each nominee will be available for election, but if any of them is not a candidate at the time when the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

Vote Required and Recommendation

The four nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors.  Shareholders do not have the right to cumulate their votes for directors.  In the election of directors, an abstention or broker non-vote will have no effect on the outcome.

The Board recommends shareholders to vote "for" each of the nominees for director set forth above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

We are asking our shareholders to ratify the Audit Committee's appointment of Jewett, Schwartz, Wolfe & Associates (“JSWA”) as our independent public accountants for the fiscal year ending December 31, 2010.  In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our Company and our shareholders’ best interests.

We engaged JSWA as our independent public accountants on May 17, 2003 and it audited the Company's consolidated financial statements for the fiscal years ended December 31, 2009, 2008, 2007, 2006, 2005, 2004 and 2003. Representatives of JSWA are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Jewett, Schwartz, Wolfe & Associates ("JSWA") for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

Fee Category	Fiscal 2009	Fiscal 2008

Audit Fees	$73,000	$76,500
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	0	0
Total Fees	$73,000	$76,500

Audit fees consisted of fees billed for professional services rendered or the audit of the Company's consolidated financial statements included in our annual reports on Form 10-K and for the years ended December 31, 2009 and 2008, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. JSWA and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee approved one hundred percent (100%) of all such professional services provided by JSWA during fiscal 2009.

The Audit Committee has considered the nature and amount of the fees billed by JSWA, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining JSWA independence.

Vote Required and Recommendation

The ratification of the selection of JSWA as our independent public accountants for the fiscal year ending December 31, 2010, requires the affirmative vote of the holders of a majority of shares of the Company's common stock present, in person or by proxy, at the Annual Meeting.  Broker non-votes will have no effect on the outcome of this matter.  Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of JSWA.

The Board recommends shareholders to vote "for" the ratification of the selection of Jewett, Schwartz, Wolfe & Associates as our independent public accountants for the fiscal year ended December 31, 2010.

INFORMATION CONCERNING SHAREHOLDERS PROPOSALS

Next year's Annual Meeting of Shareholders is currently scheduled to be held on May 11, 2011.  Any shareholder desiring to submit a proposal for action at the 2011 Annual Meeting of Shareholders which is desired to be presented in the Company's proxy statement with respect to the 2011 Annual Meeting of Shareholders, should mail the proposal by certified mail return receipt requested, to the Company, 1801 NW 66th Avenue, Plantation, Florida 33313, Attention: Mary Lou Ruderman, Corporate Secretary.  All such proposals must be received by the Company not later than January 12, 2011 or if the date of the 2011 Annual Meeting is changed by more than 30 days from the date of the 2010 Annual Meeting, then a reasonable time before we print and the mail the proxy materials for the 2011 Annual Meeting.  We are not required to include in our proxy statement any shareholder proposal not timely received by us or that is not otherwise in compliance with SEC rules and regulations.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the Company's proxy statement and annual report may have been sent to multiple shareholders in your household.  We will promptly deliver a separate copy of either document to you if you write us c/o Mary Lou Ruderman, Corporate Secretary, 1801 NW 66th Avenue, Plantation, Florida  33313.  If you want to receive separate copies of the proxy statement and our annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address.

AVAILABILITY OF FORM 10-K ANNUAL REPORT

A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, exclusive of certain exhibits filed with the SEC, accompanies this proxy statement.  These exhibits, as well as our interim quarterly reports on Form 10-Q and other reports that we filed with the SEC, are available without charge to shareholders on our website at www.onlinevacationcenter.com, by calling our offices at (954) 377-6400 or upon written request to Mary Lou Ruderman, Corporate Secretary, 1801 NW 66th Avenue, Plantation, FL 33313.  The information on our website is not a part of this proxy statement. Copies of our filings are also available at the Securities and Exchange Commission website at http://www.sec.gov.

COSTS OF MAILING AND SOLICITATION

The cost of preparing, assembling and mailing this proxy statement and the enclosed proxy is to be borne by us.  In addition to the use of the mail, our employees may solicit proxies personally and by telephone.  Our employees will receive no compensation for soliciting proxies other than their regular salaries.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies.  We may reimburse such persons for their expenses in so doing.  At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

OTHER MATTERS

Management is not aware of any other matters to come before the Annual Meeting.  If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named as proxyholders in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with the recommendations of management.

By Order of the Board of Directors

Dated:  April 2, 2010
Plantation, Florida                                                  /s/ EDWARD B. RUDNER
                Edward B. Rudner, Chairman of the Board of Directors

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK                                                                                                  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided
ONLINE VACATION CENTER HOLDINGS CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.
PROPOSAL 1- To elect four directors from the nominees below.		For All	Withhold From All	For All Except		To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name below
1) Richard A. McKinnon	3) David Nankin	☐	☐	☐
2) Edward B. Rudner	4) Daniel J. Rudner
					For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.
Proposal 2- To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as independent public accountants for 2010					☐	☐	☐

This proxy card should be signed for your instructions to be executed.  Each joint owner should sign.  Signatures should correspond with names printed on proxy card.  Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

Signature:		Signature:				Date:

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

ONLINE VACATION CENTER HOLDINGS CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ annual meeting to be held
May 12, 2010 and the proxy statement, and hereby appoints Richard A. McKinnon and Edward B. Rudner or either of them to the proxy of the undersigned, with the full power of substitution to vote all shares of Common Stock of Online Vacation Center Holdings Corp.
that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of
Shareholders of ONVC to be held on Wednesday, May 12, 2010 at 8:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS.
SPECIFIED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ARE AUTHORIZED TO VOTE
UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR
ADJOURNMENT THEREOF. IF PROXY HOLDER DOES NOT GIVE INSTRUCTIONS, IT WILL BE VOTED IN A
MANNER RECOMMENDED BY MANAGEMENT.

SEE REVERSE TO BE SIGNED AND DATED ON REVERSE SIDE SEE REVERSE
SIDE SIDE